Exhibit 99.1

Solutions for the Industrial Internet of Things

FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations

Liolios Group, Inc.

Matt Glover or Michael Koehler

949-574-3860, IDSY@liolios.com

I.D. Systems Reports Fourth Quarter and Full Year 2014 Results

Annual Revenue Increases 14% to Record $45.6 Million,

Driven Primarily by 23% Growth in Vehicle Management System Sales

Woodcliff Lake, NJ, March 5, 2015—I.D. Systems, Inc. (NASDAQ: IDSY), a leading provider of wireless solutions for the Industrial Internet of Things, reported results for the three and twelve month periods ended December 31, 2014.

Fourth Quarter 2014 Financial Results

•	Revenue increased to a fourth-quarter record $12.7 million, up 12% from $11.4 million in the fourth quarter of 2013. The increase was primarily attributable to increased sales of industrial vehicle management systems (VMS) and transportation asset management (TAM) products, which grew 11% and 15%, respectively, from the fourth quarter of 2013.

•	Recurring revenue was $4.5 million, or 35% of total revenue, compared to $4.5 million, or 40% of total revenue, in the same period a year ago. Recurring revenue was lower as a percentage of total revenue due to an increase in non-recurring VMS revenue compared to the fourth quarter of 2013.

•	Gross margin was 35% compared to 30% in the same period a year ago. In the fourth quarter of 2014, gross margin was impacted by non-recurring discounts on a TAM product warranty extension and spare parts program as part of a $14 million contract extension with Walmart, as well as by the sale of approximately 1,000 VMS units under the company’s newly adopted recurring service model. In both cases, the company expects the initial lower product margins to be offset by higher service margins over the course of the associated multi-year contracts. In the fourth quarter of 2013, gross margin was impacted by a non-cash, non-recurring inventory reserve charge, due to the company’s newest generation of wireless technology rendering older products obsolete.

•	Research and development expenses were $2.4 million, compared to $1.0 million in the fourth quarter of 2013. The increase was primarily attributable to a non-recurring investment in “I.D. Systems 2.0,” the company’s strategic initiative aimed at building quality, repeatable, scalable processes to support its goals for revenue growth and profitability. This initiative was concluded in the fourth quarter of 2014.

•	Selling, general and administrative expenses were $6.3 million, compared to $5.7 million in the fourth quarter of 2013. The increase was primarily attributable to incentive compensation expenses associated with achievement of the company’s target revenue plan.

•	Excluding stock-based compensation, depreciation and amortization, and non-recurring items, non-GAAP net loss totaled $3.2 million, or $(0.27) per basic and diluted share, compared to non-GAAP net loss of $0.2 million, or $(0.01) per basic and diluted share, in the fourth quarter in 2013. The non-recurring items affecting these results were a $0.4 million loss on settlement of a finance receivable with Avis Budget Group in the fourth quarter 2014 and a $2.1 million inventory reserve charge in the fourth quarter of 2013.

•	Net loss totaled $4.6 million, or $(0.38) per basic and diluted share, compared to net loss of $3.1 million, or $(0.26) per basic and diluted share, in the fourth quarter a year ago.

•	As of December 31, 2014, the company had $13.6 million in cash, cash equivalents and marketable securities, and no debt.

Solutions for the Industrial Internet of Things

Fourth Quarter 2014 Operational Highlights

•	I.D. Systems shipped substantial quantities of four new products—the commercialization of which the company believes was accelerated by the company’s “I.D. Systems 2.0” initiative—including three new TAM products for managing intermodal containers, chassis and dry vans, and approximately 1,000 units of its fourth-generation “VAC4” wireless VMS for industrial trucks.

•	Nestlé placed follow-on orders for the company’s PowerFleet® VMS, including the new VAC4 platform with a service-centric pricing model and licenses for I.D. Systems Analytics software, which analyzes the performance of material handling equipment against both enterprise and industry benchmarks. After implementing these systems, Nestlé will have deployed PowerFleet on a cumulative total of more than 2,000 vehicles across more than 60 sites in North America.

•	I.D. Systems’ Asset Intelligence subsidiary shipped a record number of new TAM products in the fourth quarter—more than 7,000 units—and received a contract extension for existing units from Walmart, through October 2017, which has a maximum potential value of approximately $14 million.

•	I.D. Systems executed a master license agreement with a leading global airline to deploy its AvRamp® VMS on up to 3,000 airport vehicles across as many as seven major U.S. airports. The company received an initial purchase order under this agreement, valued at more than $500,000, to implement AvRamp at one U.S. airport. If the airline elects to order all proposed system elements at all seven airports, the maximum potential aggregate value of the master agreement is over $7 million.

•	The company received initial orders from additional new customers with enterprise expansion potential, including a Fortune 500 heavy equipment manufacturer, one of the world’s largest furniture makers, a global logistics services provider, a leading U.S. specialty retailer, and several U.S. trucking companies.

•	The company received follow-on purchase orders from other core customers, including American Airlines, Audi, BMW, Bridgestone, Caterpillar, Estenson Logistics, General Electric, General Mills, John Deere, Kellogg’s, Knight Transportation, Procter & Gamble, Swift Transportation, Toyota, the U.S. Postal Service, and Walgreens.

•	The company received three industry awards. For the fourth time, I.D. Systems made Deloitte’s Technology Fast 500™ list of the fastest growing technology companies in North America, based on the company’s 287% revenue growth from 2009 to 2013. I.D. Systems was also named by Food Logistics as one of the top 100 technology solution providers to the food and beverage industry. Finally, CIO Review named I.D. Systems one of the 20 most promising logistics technology solutions providers in the U.S.

Full Year 2014 Financial Results

•	Revenue increased 14% to a record $45.6 million from $39.9 million in 2013. The increase was driven primarily by a 23% increase in VMS sales and 5% increase in TAM product sales.

•	Recurring revenue was $17.7 million, or 39% of total revenue, compared to $17.7 million, or 44% of total revenue, in 2013. Recurring revenue was a lower percentage of total revenue due primarily to an increase in non-recurring VMS revenue year-over-year.

•	Gross margin was 44% compared to 45% in 2013.

•	Research and development expenses were $6.6 million, compared to $4.4 million in 2013. The increase was primarily attributable to the company’s non-recurring strategic investment in its “I.D. Systems 2.0” strategic initiative, which was concluded in the fourth quarter of 2014.

•	Selling, general and administrative expenses were $25.1 million, compared $21.8 million in 2013. The increase was primarily attributable to incentive compensation and expenses related to the company’s executive and board of directors changes in 2014.

•	Excluding stock-based compensation, depreciation and amortization, and non-recurring items, non-GAAP net loss totaled $7.6 million, or $(0.63) per basic and diluted share, compared to non-GAAP net loss of $2.1 million, or $(0.18) per basic and diluted share, in 2013. The non-recurring items affecting these results were a $0.4 million loss on settlement of a finance receivable with Avis Budget Group in 2014 and a $2.1 million inventory reserve charge in 2013.

•	Net loss totaled $11.6 million, or $(0.96) per basic and diluted share, compared to a net loss of $7.5 million, or $(0.63) per basic and diluted share, in 2013.

Solutions for the Industrial Internet of Things

Management Commentary

“In 2014 we achieved the primary goals of our ‘I.D. Systems 2.0’ strategic initiative,” said Kenneth Ehrman, I.D. Systems’ chairman and CEO. “We believe our aggressive, focused investments accelerated product development and improved the quality, reliability and scalability of our products and services. Today, we are confident that our ability to produce, deploy and support world-class solutions to meet the growing market demand is significantly stronger than it was a year ago.

“We believe these improvements were critical to the commercial launch of three new TAM products, which helped drive record TAM sales volume of more than 7,000 units in the fourth quarter—our highest volume in any quarter since we acquired our Asset Intelligence subsidiary from General Electric in 2010.

“Our product and service improvements also supported a shift in our VMS go-to-market strategy. We now provide a more service-centric model, with lower upfront hardware prices to stimulate broader market adoption, and recurring service contract fees to generate a more predictable revenue stream with higher long-term margins. Although we expect this new approach to have a near-term negative impact on our revenue and margins in 2015, we expect it to help increase our high-margin recurring service revenue over the longer term.

“To underscore this point, our record fourth quarter revenue of $12.7 million understates the magnitude of the business we booked in the period. The aggregate value of the contracts we executed during the fourth quarter, most of which have three to five year terms, exceeded $33 million.

“Another key metric for I.D. Systems is our expanding penetration of the rapidly growing VMS market. In 2014, we shipped more than 8,500 VMS units, which increased our installed base by almost 20% compared to 2013. As we transition our business to a more service contract-centric model, we expect our revenue growth rate in 2015 to be consistent with 2014. However, we anticipate a more significant year-over-year increase in unit shipments in 2015, which we expect will increase recurring revenue and gross margin in the longer term.

“We believe we have barely scratched the surface of our addressable markets. We estimate there are more than eight million high-value mobile assets of all types worldwide that could benefit from our existing portfolio of patented wireless technology. To capitalize on this untapped opportunity, we plan to continue to invest in I.D. Systems in 2015, focusing on three critical areas: (1) research and development, to refine the quality and reliability of our solutions, particularly to further transition our VMS offering to an I.D. Systems-hosted service; (2) sales and marketing, to aggressively promote our market-leading brand both directly and through key partners, like the Raymond Corporation and Toyota Industrial Equipment; and (3) continuous internal improvement, to make I.D. Systems’ workforce and processes as efficient and effective as they can be to support rapid, scalable growth for our company.”

Non-GAAP Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), I.D. Systems provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP net income/loss and non-GAAP net income/loss per basic and diluted share. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of I.D. Systems’ current financial performance. Specifically, I.D. Systems believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. Reconciliation of all non-GAAP measures included in this press release to the nearest GAAP measures can be found in the financial tables included in this press release.

Solutions for the Industrial Internet of Things

About I.D. Systems

Headquartered in Woodcliff Lake, New Jersey, with subsidiaries in Texas, Germany, and the United Kingdom, I.D. Systems is a leading global provider of wireless solutions for securing, controlling, tracking, and managing high-value enterprise assets, including industrial vehicles, rental cars, trailers, containers, and cargo. The company’s patented technologies address the needs of organizations to monitor and analyze their assets to increase efficiency and productivity, reduce costs, and improve profitability. For more information, please visit www.id-systems.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to I.D. Systems’ beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond I.D. Systems’ control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include statements regarding: prospects for additional customers; potential contract values; market forecasts; projections of earnings, revenues, synergies, accretion or other financial information; emerging new products; and plans, strategies and objectives of management for future operations, including growing revenue, controlling operating costs, and expanding business with core customers. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for I.D. Systems’ products to continue to develop, the possibility that I.D. Systems may not be able to integrate successfully the business, operations and employees of acquired businesses, the inability to protect I.D. Systems’ intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in I.D. Systems’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2013. These risks could cause actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, I.D. Systems. Unless otherwise required by applicable law, I.D. Systems assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

-- Tables Follow --

Solutions for the Industrial Internet of Things

I.D. Systems, Inc. and Subsidiaries

Condensed Statement of Operations Data

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013 (Unaudited)	2014 (Unaudited)	2013	2014 (Unaudited)
Revenues:
Product revenues	$7,096,000	$8,160,000	$23,140,000	$28,403,000
Service revenues	4,261,000	4,585,000	16,806,000	17,230,000
	11,357,000	12,745,000	39,946,000	45,633,000
Cost of revenues:
Cost of products	6,362,000	6,734,000	15,914,000	19,458,000
Cost of services	1,588,000	1,584,000	6,122,000	6,169,000
	7,950,000	8,318,000	22,036,000	25,627,000

Gross profit	3,407,000	4,427,000	17,910,000	20,006,000

Selling, general and administrative expenses	5,677,000	6,334,000	21,769,000	25,094,000
Research and development expenses	1,044,000	2,386,000	4,389,000	6,649,000
Loss on settlement of finance receivable	-	441,000	-	441,000
Operating loss	(3,314,000)	(4,734,000)	(8,248,000)	(12,178,000)
Interest income	151,000	121,000	635,000	566,000
Other income	6,000	18,000	51,000	37,000
Net loss before income tax	(3,157,000)	(4,595,000)	(7,562,000)	(11,575,000)
Income tax benefit	63,000	-	63,000	-
Net loss	$(3,094,000)	$(4,595,000)	$(7,499,000)	$(11,575,000)
Net loss per share – basic and diluted	$(0.26)	$(0.38)	$(0.63)	$(0.96)

Weighted average common shares outstanding – basic and diluted	11,991,000	12,177,000	11,912,000	12,098,000

I.D. Systems, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended December 31, 2013	Three Months Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2014
Net loss	$(3,094,000)	$(4,595,000)	$(7,499,000)	$(11,575,000)
Inventory reserve	2,066,000	-	2,066,000	-
Loss on settlement of finance receivable	-	441,000	-	441,000
Depreciation expense and amortization of intangible assets	603,000	550,000	2,171,000	2,216,000
Stock-based compensation expense	270,000	371,000	1,118,000	1,334,000
Non-GAAP net loss	$(155,000)	$(3,233,000)	$(2,144,000)	$(7,584,000)
Non-GAAP net loss per basic and diluted share	$(0.01)	$(0.27)	$(0.18)	$(0.63)

Solutions for the Industrial Internet of Things

I.D. Systems, Inc. and Subsidiaries

Condensed Balance Sheet Data

	December 31, 2013	December 31, 2014 (Unaudited)
ASSETS
Cash and cash equivalents	$6,582,000	$5,974,000
Investments – short term	4,090,000	3,249,000
Restricted cash	300,000	303,000
Accounts receivable, net	9,574,000	14,783,000
Financing receivables – current	4,051,000	1,898,000
Inventory, net	5,156,000	6,252,000
Deferred costs – current	2,112,000	2,183,000
Prepaid expenses and other current assets	909,000	1,767,000
Deferred tax asset – current	63,000	-
Total current assets	32,837,000	36,409,000

Investments – long term	3,100,000	4,066,000
Financing receivables – less current portion	10,255,000	4,072,000
Deferred costs – less current portion	2,861,000	3,281,000
Fixed assets, net	2,239,000	1,520,000
Goodwill	1,837,000	1,837,000
Intangible assets, net	2,064,000	977,000
Other assets	322,000	324,000
	$55,515,000	$52,486,000

LIABILITIES
Accounts payable and accrued expenses	$6,264,000	$10,102,000
Capital lease obligation, current	144,000	149,000
Deferred revenue, current	4,641,000	6,742,000
Total current liabilities	11,049,000	16,993,000
Deferred rent	330,000	309,000
Capital lease obligation, less current portion	149,000	-
Deferred revenue, less current portion	6,538,000	7,929,000
Total liabilities	18,066,000	25,231,000

STOCKHOLDERS' EQUITY
Preferred stock: authorized 5,000,000 shares; none issued	-	-
Common stock: 50,000,000 shares authorized; 12,835,000 and 13,476,000 shares issued at December 31, 2013 and 2014, respectively; 12,196,000 and 12,812,000 shares outstanding at December 31, 2013 and 2014, respectively	123,000	124,000
Additional paid-in capital	104,479,000	106,272,000
Accumulated deficit	(63,601,000)	(75,176,000)
Accumulated other comprehensive income (loss)	(106,000)	(375,000)
	40,895,000	30,845,000
Treasury stock, at cost	(3,446,000)	(3,590,000)
Total stockholders’ equity	37,449,000	27,255,000
Total liabilities and stockholders’ equity	$55,515,000	$52,486,000

Solutions for the Industrial Internet of Things

I.D. Systems, Inc. and Subsidiaries

Condensed Statement of Cash Flows Data

	Year Ended December 31,
	2013	2014 (Unaudited)
Cash flows from operating activities:
Net loss	$(7,499,000)	$(11,575,000)
Adjustments to reconcile net loss to cash used in operating activities:
Inventory reserve	2,066,000	122,000
Stock-based compensation expense	1,118,000	1,334,000
Depreciation and amortization	2,171,000	2,216,000
Bad debt reserve	482,000	853,000
Loss on settlement of finance receivable	-	441,000
Deferred income tax benefit, net	(63,000)	-
Proceeds from sale of New Jersey net operating loss carryforward	662,000	63,000
Other non-cash items	(13,000)	18,000
Changes in:
Restricted cash	-	(3,000)
Accounts receivable	(1,186,000)	(6,293,000)
Proceeds from settlement of finance receivable	-	5,371,000
Financing receivables	(354,000)	2,535,000
Inventory	290,000	(1,218,000)
Prepaid expenses and other assets	119,000	(860,000)
Deferred costs	58,000	(491,000)
Deferred revenue	621,000	3,492,000
Accounts payable and accrued expenses	385,000	3,694,000
Net cash used in operating activities	(1,143,000)	(301,000)
Cash flows from investing activities:
Purchase of fixed assets	(538,000)	(410,000)
Purchase of investments	(3,841,000)	(5,357,000)
Maturities of investments	10,427,000	5,187,000
Net cash provided by (used in) investing activities	6,048,000	(580,000)
Cash flows from financing activities:
Principal payments of capital lease obligation	(12,000)	(144,000)
Proceeds from exercise of stock options	203,000	460,000
Net cash provided by financing activities	191,000	316,000
Effect of foreign exchange rate changes on cash and equivalents	(128,000)	(43,000)
Net increase (decrease) in cash and cash equivalents	4,968,000	(608,000)
Cash and cash equivalents - beginning of period	1,614,000	6,582,000
Cash and cash equivalents - end of period	$6,582,000	$5,974,000

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